UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on June 8, 2021 (the “Closing Date”), Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”), a Delaware corporation, completed the transactions contemplated by that certain Business Combination Agreement, dated as of December 18, 2020 (the “Business Combination Agreement”), by and among DFHT, the entities listed in Annex I to the Business Combination Agreement, IMC Holdings, LP, a Delaware limited partnership (“IMC Parent”), CareMax Medical Group, L.L.C., a Florida limited liability company (“CMG”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”), and, solely for the limited purposes specified therein, Deerfield Partners, L.P. (“Deerfield Partners”), pursuant to which DFHT acquired (a) 100% of the equity interests in CMG and (b) 100% of the equity interests in IMC, with CMG and IMC becoming wholly owned subsidiaries of the combined company. The transactions contemplated by the Business Combination Agreement and the related financing transactions collectively are referred to herein as the “Business Combination.”

Immediately upon the completion of the Business Combination (the “Closing”), DFHT as the registrant changed its name to “CareMax, Inc.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to CareMax, Inc. and its consolidated subsidiaries following the Closing and references to “DFHT” refer to Deerfield Healthcare Technology Acquisitions Corp. at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On the Closing Date, the Company entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, Royal Bank of Canada, as Administrative Agent (in such capacity, the “Agent”), Collateral Agent, Swing Line Lender and Issuing Bank, RBC Capital Markets, LLC and Truist Securities, Inc., as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for (i) initial term loans in an aggregate principal amount of $125.0 million (the “Initial Term Loans”), which was fully drawn on the Closing Date to finance the Business Combination and the other transactions on the Closing Date, (ii) a revolving credit facility in an aggregate principal amount of $40.0 million, which may be drawn after the Closing Date for working capital and other general corporate purposes, and (iii) a delayed draw term loan facility in an aggregate principal amount of $20.0 million, which will be available to be drawn from and after the Closing until the six (6) month anniversary of the Closing Date to finance permitted acquisitions and similar permitted investments (collectively, the “Credit Facilities”).

Interest is payable on the outstanding loans under the Credit Facilities based on either: (a) LIBOR (with a floor of 0.75% per annum) plus variable spreads ranging from 2.75% to 3.50% per annum based on first lien net leverage ratio levels or (b) the Alternate Base Rate (defined as the highest of (i) the Prime Rate (as defined in the Credit Agreement and established by the Agent), (ii) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% per annum, and (iii) the LIBOR Quoted Rate (as defined in the Credit Agreement) plus 1.00% per annum, in each case, with a floor of 1.75% per annum), plus variable spreads ranging from 1.75% to 2.50% per annum based on first lien net leverage ratio levels. Accrued and unpaid interest is payable (x) with respect to LIBOR loans, on the last day interest period as selected by the Company but no later than three (3) months, and (y) with respect to Alternate Base Rate Loans, quarterly on the last business day of each of March, June, September and December. An unused commitment fee is also payable with respect to the revolving credit facility and the delayed draw term loan facility ranging between 0.35% and 0.50% depending on the Company’s first lien net leverage ratio, and is payable (x) quarterly in arrears with respect to the revolving credit facility and (y) on the earliest of the termination of the delayed draw term loan facility, the six (6) month anniversary of the Closing Date with respect to any delayed draw term loan commitments that have expired and otherwise after the end of the first full fiscal quarter after the Closing Date.

Amortization payments with respect to the Initial Term Loans will be payable in quarterly installments, commencing with the last business day of the first full fiscal quarter ending after the Closing Date, in aggregate principal amounts equal to (i) 1.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from the Closing Date until June 7, 2024, (ii) 1.875% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from June 8, 2024 to June 7, 2025 and (iii) 2.50% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from June 8, 2025 to June 7, 2026. All amounts owed under the Credit Facilities are due and payable upon the five year anniversary of the Closing Date, unless otherwise extended in accordance with the terms of the Credit Agreement.

The Credit Agreement contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, including dividends, to enter into consolidations, mergers or sales of material assets and other fundamental changes, or to transact with affiliates subject to exceptions, materiality and other qualifications as provided in the Credit Agreement. The Credit Agreement also contains customary events of default and also includes an equity cure right.

All obligations under the Credit Agreement are guaranteed by the Company and substantially all of its subsidiaries, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by substantially all of the assets of the Company and its subsidiaries subject to customary exceptions and qualifications.

Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such Lenders and other parties have received, and in the future may receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Escrow Agreements

On the Closing Date, DFHT, DFHTA Sponsor LLC (the “Sponsor”), O.M. Investment Group, Inc. (“O.M.”), in its capacity as representative of the members of CMG (the “CMG Sellers”), and Continental Stock Transfer & Trust Company, in its capacity as escrow agent (the “Continental”), entered into an escrow agreement (the “CMG Escrow Agreement”), and DFHT, the Sponsor, IMC Parent and Continental entered into an escrow agreement (the “IMC Escrow Agreement” and together with the CMG Escrow Agreement, the “Escrow Agreements”). The Escrow Agreements provided for the deposit of the Adjustment Escrow Amounts (as defined below) with Continental for the purpose of securing certain post-closing adjustment obligations of the CMG Sellers and IMC Parent, respectively. Each Escrow Agreement also provides that the Company, as successor to in interest DFHT, shall pay and reimburse all fees and expenses of Continental and shall be subject to customary indemnification obligations.

In addition to its duties as escrow agent, Continental acts as the Company’s transfer agent and registrar and as warrant agent for the Company’s warrants, and Continental acted as the trustee for net proceeds of DFHT’s initial public offering and for certain of the proceeds of a private placement offering conducted by DFHT. O.M. is controlled by Carlos de Solo, our President and Chief Executive Officer.

The foregoing descriptions of the Escrow Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Escrow Agreements, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 8, 2021, the parties to the Business Combination Agreement completed the Business Combination. At the Closing, the CMG Sellers and IMC Parent were paid consideration valued in the aggregate at approximately $364 million and $250 million, respectively, less repayment of net debt and further subject to the purchase price adjustments set forth in the Business Combination Agreement (the “Closing Consideration”). The net Closing Consideration was comprised of 68% ($229.4 million) and 45% ($85.2 million) in cash for the CMG Sellers and IMC Parent, respectively, with the remainder of the Closing Consideration comprised of 10,796,069 and 10,412,023 shares Class A common stock of the Company, par value 0.0001 per share (“Class A Common Stock”), issued to the CMG Sellers and IMC Parent, respectively, at a reference price of $10.00 per share.

An additional 3,500,000 and 2,900,000 shares of Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the CMG Sellers and IMC Parent, respectively, upon satisfaction of the following conditions: (i) if within the first year after the Closing the trading price of Class A Common Stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period (the “First Share Price Trigger”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the CMG Sellers and IMC Parent, respectively, or (ii) if within the second year after the Closing the trading price of Class A Common Stock equals or exceeds $15.00 on any 20 trading days in any 30-day trading period (the “Second Share Price Trigger”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the CMG Sellers and IMC Parent, respectively. Notwithstanding the foregoing, if the First Share Price Trigger is not satisfied, but the Second Share Price Trigger is satisfied, the Company will issue 3,500,000 and 2,900,000 shares of Class A Common Stock to the CMG Sellers and IMC Parent, respectively.

The Class A Common Stock issued in connection with the Business Combination was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

At the Closing, pursuant to the terms of the CMG Escrow Agreement and the IMC Escrow Agreement, DFHT deposited $500,000 and $1,000,000, respectively, into adjustment escrow accounts (the “Adjustment Escrow Amounts”) for the purpose of securing certain post-closing adjustment obligations of the CMG Sellers and IMC Parent, respectively. Of such $500,000 amount securing the post-closing adjustment obligations of the CMG Sellers, 68% ($0.34 million) was in cash and 32% was in the form of 16,000 shares of Class A Common Stock, and of such $1,000,000 amount securing the post-closing adjustment obligations of IMC Parent, 45% ($0.45 million) was in cash and 55% was in the form of 55,000 shares of Class A Common Stock (such shares collectively, the “Adjustment Escrow Shares”). Following the date on which the Closing Consideration is finally determined pursuant to the Business Combination Agreement, all or a portion of the applicable Adjustment Escrow Amounts and Adjustment Escrow Shares will either be released to the CMG Sellers or to IMC Parent, as applicable, or to the Company in accordance with certain adjustment mechanisms in the Business Combination Agreement.

Immediately following the Closing, all of the issued and outstanding shares of Class B common stock of the Company, par value 0.0001 per share (“Class B Common Stock”), automatically converted, on a one-for-one basis, into shares of Class A Common Stock in accordance with DFHT’s second amended and restated certificate of incorporation.

FORM 10 INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated herein contain forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events, and include statements the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. These statements are based on management’s current beliefs and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements contained in this Current Report on Form 8-K and the documents incorporated by reference herein include, but are not limited to, statements about:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination, including any projected financial information;

•	the liquidity and trading of our securities;

•	expansion plans and opportunities, including any expected acquisitions or the opening of any new medical centers;

•	market conditions and global and economic factors beyond the Company’s control, including the potential adverse effects of the global coronavirus (COVID-19) pandemic;

•	our growth strategy, including organic growth of members or Medicare members, or otherwise, and growth by acquisition, and our ability to realize expected results following the Business Combination;

•	our ability to obtain and maintain enrollment, licensure, certification and accreditation for the provision of healthcare services;

•	our marketing, customer retention and ability to attract new patients;

•	the impact of reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program, including the Medicare Advantage program;

•	our ability to adapt to changes in the healthcare industry, including changes to laws and regulations;

•	our competitive position and expectations regarding developments and projections relating to our competitors;

•	changes in the market for our services;

•	the timing, scope and likelihood of regulatory filings;

•	litigation and the ability to adequately protect the combined company’s intellectual property rights; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 39 of DFHT’s Definitive Proxy Statement on Schedule 14A, filed with the United States Securities and Exchange Commission (the “SEC”) on May 14, 2021 (the “Proxy Statement”), which are incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete involve a number of assumptions and limitations. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to a claim under the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted following the Business Combination;

•	the risk that the Business Combination disrupts our current plans and operations or impacts our expected de novo growth;

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees, and the ability to integrate CMG and IMC;

•	costs related to the proposed Business Combination;

•	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

•	the timing of the completion of any currently expected acquisitions or of the opening of any new medical centers;

•	future exchange and interest rates; and

•	other risks and uncertainties indicated in this Current Report on Form 8-K, including under the caption "Risk Factors" below, and in the Proxy Statement, including those under the section titled “Risk Factors” beginning on page 39 thereof, and other filings that the Company has made or will make with the SEC.

Business

Information about the business of the Company, accounting for the combined businesses of CMG and IMC following the Business Combination, is described in the Proxy Statement in the section titled “Industry of the Combined Company” beginning on page 176 thereof, which is incorporated herein by reference. The businesses of CMG and IMC prior to the Business Combination are described in the Proxy Statement in the sections titled “Business of CareMax” beginning on page 181 thereof and “Business of IMC” beginning on page 214 thereof, respectively, which are incorporated herein by reference. The business of DFHT prior to the Business Combination is described in the Proxy Statement in the section titled “Other Information Related to DFHT” beginning on page 162 thereof, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 39 thereof, which is incorporated herein by reference and are supplemented by the following risk factor.

The COVID-19 pandemic continues to impact our operations and, in the future, the COVID-19 pandemic or another pandemic, epidemic or outbreak of infectious disease, could materially adversely affect our financial condition and results of operations.

The COVID-19 pandemic continues to impact our business and could materially adversely affect our business in the future. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. While CMG resumed opening new centers and resumed normal medical center and limited wellness services as of the third quarter of 2020, in the first nine months of 2020, in response to the COVID-19 pandemic, CMG implemented daily temperature monitoring of its employees and implemented mandatory face masks allowing its corporate offices to remain open to support its centers, while allowing employees to work remotely when necessary. During the second quarter of 2020, CMG made operational changes to the staffing and operations of our centers to minimize potential exposure to COVID-19. Although IMC did not close its facilities, it restricted in-center visits to those patients with the most urgent needs, resulting in fewer fee-for-services visits and lower dollar values of claims. IMC has also suspended community-based outreach events and scaled back central marketing efforts.

COVID-19 has also diverted or limited the resources of personnel that would otherwise be focused on the operations of the CMG and IMC businesses. This may be the result of sickness of personnel or their families, disruptive activities and business closures in areas where we operate, potential delays in hiring and onboarding of new employees and other factors that have impacted employee productivity. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

Executive orders and similar government orders and restrictions have also resulted in work stoppages among some vendors and suppliers, slowdowns and delays that have impacted the ability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; and other business adjustments or disruptions of certain third parties upon whom we rely. During 2020, our businesses had to acquire greater quantities of medical supplies at significantly higher prices to ensure the safety of our employees and our patients. CMG’s medical supply costs were up 34% during the year ended December 31, 2020 compared to the year ended December 31, 2019. IMC’s medical supply cost was up 26% during the year ended December 31, 2020 compared to the year ended December 31, 2019. Continued disruptions to these businesses could have an adverse effect on our operations.

In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our patients. Patients have been and may continue to be reluctant to seek necessary care given the risks of the COVID-19 pandemic. This could have the effect of deterring healthcare costs to later periods and may also affect the health of patients who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new patient demand. We also may experience increased internal and third-party medical costs as we provide care for patients suffering from COVID-19. A material increase in costs may adversely affect our financial results given the number of our patients who are under capitation agreements.

Due to the COVID-19 pandemic, we may not be able to document the health conditions of our patients as completely as we have in the past. Medicare pays capitation using a “risk adjustment model,” which compensates Medicare Advantage (“MA”) health plans based on the health status (acuity) of each individual patient. Payors and their contracted providers with higher acuity patients receive more, and those with lower acuity patients receive less. Medicare requires that a patient’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a patient. As part of the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which was signed into law on March 27, 2020 and was designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, Medicare is allowing documentation for conditions identified during video visits with patients. While we utilized telehealth to document the health conditions of our patients and increased our efforts to return our patients to our centers for in-person visits during the latter half of 2020 and beginning of 2021, it is unclear whether we will be able to adequately document the acuity of our patients with respect to the 2020 fiscal year, which could adversely affect the risk adjustment payments for the 2020 fiscal year that we receive during the 2021 fiscal year, which could result in lower than expected revenue for the 2021 fiscal year.  We currently believe that any such effect would be limited to the risk adjustment payments that we receive during the 2021 fiscal year and would not affect subsequent periods.

The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

With the availability of vaccines against the COVID-19 virus, there may be a reduction in the incidence of the virus. Should we elect to deliver vaccines, COVID-19 vaccine doses are to be provided by the government without charge so we will only bill for the vaccine administration. Initially, the Medicare payment rates for COVID-19 vaccine administration will be $28.39 to administer single-dose vaccines; for a COVID-19 vaccine requiring a series of two or more doses, the initial dose(s) administration payment rate will be $16.94 and $28.39 for the administration of the final dose in the series. This amount may not cover the real and potential costs to us of the COVID-19 vaccine, including vaccine storage and handling, monitoring the timing and spacing of vaccine doses, observation of precautions and contraindications, management of vaccine side effects and reporting of such suspected side effects, evaluating contraindications and precautions to vaccination indicating when vaccines should not be given and recording vaccine and administration information, including lot numbers and injection sites, in the patient’s record. MA plans are eligible to submit COVID-19 claims to Medicare for all patients enrolled in MA in 2020 and 2021. This unique billing mechanism may increase our costs of administering the vaccine.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, we may experience adverse impacts to our business as a result of any economic recession or depression that has occurred or may occur in the future. The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities and interruptions or delays due to third-parties. The full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

Another pandemic, epidemic, or outbreak of an infectious disease could occur in the United States or worldwide, and such an event could adversely affect our business in ways that are similar to or different from the COVID-19 pandemic. We may be unable to properly anticipate or prepare for these events and, as a result, our business may be materially adversely impacted.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of CMG, IMC and DFHT. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Summary Historical Financial Information Of CareMax” on page 36 thereof, “Summary Historical Financial Information Of IMC,” on page 37 thereof, “Summary Historical Financial Information Of DFHT,” on page 35 thereof, “Comparative Share Information” on page 113 thereof, “Unaudited Pro Forma Condensed Combined Financial Information of DFHT” beginning on page 93 thereof and “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 97 thereof, which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to CMG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021, included in Exhibit 99.1 to this Current Report on Form 8-K, and IMC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021, included in Exhibit 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “CareMax Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 198 thereof, “IMC Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 231 thereof and “DFHT Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 170 thereof, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to CMG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021, included in Exhibit 99.1 to this Current Report on Form 8-K, and IMC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021, included in Exhibit 99.2 of this Current Report on Form 8-K, which are incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “CareMax Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures About Market Risk” beginning on page 214 thereof, “IMC Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures About Market Risk” beginning on page 247 thereof and “DFHT Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 170 thereof, which are incorporated herein by reference.

Properties

The properties of CMG and IMC are described in the Proxy Statement in the sections titled “Business of CareMax – Properties” on page 197 thereof and “Business of IMC – Properties” on page 230 thereof, respectively, which are incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Class A Common Stock as of the Closing, after giving effect to the Closing and the PIPE Investments (as defined below), by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Class A Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership for the purposes of the following table is determined according to the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Class A Common Stock immediately following the Closing is based on an aggregate of 80,247,842 shares of Class A Common Stock outstanding as follows: (i) 3,593,750 shares of Class B Common Stock that converted into shares of Class A Common Stock on a one-for-one basis in connection with the Closing, (ii) 21,208,092 shares of Class A Common Stock issued as stock consideration to the members of the CMG Sellers and IMC Parent, subject to cash and net working capital adjustments as provided in the Business Combination Agreement, (iii) 10,000,000 shares of Class A Common Stock issued in the Deerfield PIPE Investments (as defined below), (iv) 31,000,000 shares of Class A Common Stock issued in the Third-Party PIPE Investments (as defined below) and (v) the Adjustment Escrow Shares, and excludes any Earnout Shares to which the persons below may become entitled to pursuant to the Business Combination Agreement. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any securities which are subject to options, warrants, rights or conversion privileges exercisable or convertible into shares of Class A Common Stock within 60 days are deemed to be outstanding solely for the purpose of computing the percentage of outstanding Class A Common Stock owned by the beneficial owner of such securities but shall not be deemed to be outstanding for the purpose of computing the percentage of Class A Common Stock owned by any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
Directors and Executive Officers:
Richard Barasch	50,000	*
Carlos A. de Solo (2)	5,456,108	6.80%
Alberto de Solo(3)	2,459,958	3.07%
William C. Lamoreaux(4)	—	—%
Kevin Wirges(5)	—	—
Hon. Dr. David J. Shulkin	25,000	*
Randy Simpson(6)	421,063	*
Dr. Jennifer Carter	—	—
Jose R. Rodriguez	—	—
All directors and executive officers as a group (14 individuals)	8,396,129	10.44%

Five Percent Holders:
Entities affiliated with Deerfield Management Company, L.P., including Deerfield Partners, L.P. and DFHTA Sponsor LLC(7)	20,367,417	24.29%
DFHTA Sponsor LLC(8)	6,685,417	8.04%
IMC Holdings, L.P.(9)	10,467,023	13.04%
O.M. Investment Group, Inc.(2), (10)	5,456,108	6.80%

*	Less than one percent

(1)	Unless otherwise indicated, the business address of each of the individuals and entities is 1000 NW 57 Court, Suite 400, Miami, FL 33126.

(2)	Represents the aggregate number of shares of Class A Common Stock held indirectly by Carlos de Solo, his spouse and family trusts through an investment vehicle, O.M. Includes 16,000 shares Class A Common Stock (the “Escrow Shares”) held in escrow immediately following the Closing of the Business Combination, which are subject to forfeiture in connection with the post-closing adjustment obligations of the CMG Sellers in accordance with the Business Combination Agreement. O.M. and Mr. de Solo may be deemed to beneficially own the Escrow Shares, and each disclaims beneficial ownership of the Escrow Shares except to the extent of O.M. and Mr. de Solo’s pecuniary interest therein.

(3)	Represents the aggregate number of shares of Class A Common Stock held indirectly by Alberto de Solo, his spouse and a family trust through an investment vehicle, C.G.D. Investment Group, Inc. (“C.D.G.”).

(4)

Represents (i) 281,309 shares of Class A Class A Common Stock held by Mr. Simpson prior to Closing and (ii) 139,754 shares of Class A Common Stock underlying an equal number of warrants that will become exercisable 30 days following the Closing.

(5)	Excludes the shares of Class A Common Stock held by IMC Parent. Mr. Lamoreax has a pecuniary interest in 327,351 shares of Class A Common Stock held by IMC Parent but does not have beneficial ownership over any such shares.

(6)	Excludes the shares of Class A Common Stock held by IMC Parent. Mr. Wirges has a pecuniary interest in 120,451 shares of Class A Common Stock held by IMC Parent but does not have beneficial ownership over any such shares.

(7)	Represents 12,960,000 shares of Class A Common Stock held directly by Deerfield Partners, L.P; (ii) 672,000 shares of Class A Common Stock underlying an equal number of warrants held directly by Deerfield Partners; (iii) 3,768,750 shares of Class A Common Stock held directly by the Sponsor; (iv) 2,916,667 shares of Class A Common Stock underlying an equal number of warrants held directly by the Sponsor that will become exercisable 30 days following the Closing; and (v) 50,000 shares of Class A Common Stock held directly by Steven Hochberg, a partner in Deerfield Management Company, L.P. (“Deerfield Management”), for the benefit, and at the direction, of Deerfield Management. The address of all entities affiliated with Deerfield Management is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(8)	Shares held by the Sponsor consists of (i) 3,368,750 shares of Class A Common Stock acquired upon the conversion of shares of Class B Common Stock at the Closing, (ii) 400,000 shares of Class A Common Stock purchased in the Deerfield PIPE Investments and (iii) 2,916,667 shares of Class A Common Stock underlying an equal number of warrants that will become exercisable 30 days following the Closing. Richard Barasch, through an investment vehicle, is among the members of the Sponsor and may be entitled to distributions of securities held by the Sponsor.

(9)

IMC Holdings, L.P. is a partnership, which to the knowledge of the Company is controlled by Comvest Investment Partners Holdings, LLC. The Address of IMC Holdings, L.P. is 525 Okeechobee Boulevard, Suite 1010, West Palm Beach, Florida 33401.

(10)	O.M. is an investment vehicle beneficially owned by Carlos de Solo, his spouse and family trusts.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section titled “Management of the Company Following the Business Combination” beginning on page 248 thereof, which is incorporated herein by reference.

Independence of Directors

Nasdaq listing standards require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Drs. Carter and Shulkin and Messrs. Rodriguez and Simpson is an “independent director” under the Nasdaq listing standards.

Committees of the Board of Directors

The standing committees of the Board currently include an audit committee, a compensation committee and a nominating and corporate governance committee and a compliance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The initial composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the audit committee include, among other things:

•	the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm engaged by us;
•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The audit committee consists of Messrs. Rodriguez and Simpson and Dr. Shulkin, with Mr. Rodriguez serving as the chair of the audit committee. The Board has determined that each of Messrs. Rodriguez and Simpson and Dr. Shulkin qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that each of Messrs. Rodriguez and Simpson qualify as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, which is available free of charge on our corporate website (www.caremax.com). The information on our website is not part of this Current Report on Form 8-K.

Compensation Committee

The principal functions of the compensation committee include, among other things:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•	reviewing and approving on an annual basis the compensation of all of our other executive officers;

•	reviewing on an annual basis our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•	if required, producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee consists of Drs. Carter and Shulkin, with Dr. Shulkin serving as the chair of the compensation committee. The Board has determined that each of Drs. Carter and Shulkin qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. The Board has adopted a written charter for the compensation committee, which is available free of charge on our corporate website (www. caremax.com). The information on our website is not part of this Current Report on Form 8-K.

Nominating and Corporate Governance Committee

The principal functions of the nominating and corporate governance committee include, among other things:

•	identifying and screening individuals qualified to become Board members;
•	selecting, or recommending to the Board, director nominees for each election of directors;
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors;
•	developing and recommending to the Board criteria for selecting qualified director candidates;
•	considering committee member qualifications, appointment and removal;
•	overseeing our corporate governance policies and reporting;
•	making recommendations to the Board concerning governance matters; and
•	providing oversight in the evaluation of the Board and each committee.

The nominating and corporate governance committee consists of Dr. Carter and Messrs. Barasch and Simpson, with Mr. Barasch serving as the chair of the nominating and corporate governance committee. The Board has determined that each of Dr. Carter and Mr. Simpson qualify as independent directors according to the rules and regulations of the SEC and Nasdaq. In reliance on the exemption set forth in Nasdaq Rule 5605(e)(3), which allows for a nominating committee comprised of at least three members to have one member of such committee that does not qualify as an independent director under certain circumstances, the Board has determined that in light of his experience as a founder of the Company, it is in the best interests of the Company and its stockholders for Mr. Barasch to serve on the nominating and corporate governance committee. The Board has adopted a written charter for the nominating and corporate governance committee, which is available free of charge on our corporate website (www. caremax.com). The information on our website is not part of this Current Report on Form 8-K.

Compliance Committee

The principal functions of the compliance committee include, among other things:

•	overseeing our activities in the area of compliance with applicable laws and regulations related to the provision of healthcare or healthcare-related services;
•	assessing management’s implementation of a compliance program;
•	evaluating the adequacy and effectiveness of policies and procedures to ensure our compliance with applicable laws and regulations;
•	overseeing the organization, responsibilities, plans, budget, staffing and performance of our compliance department, including its independence, authority and reporting obligations;
•	overseeing the appointment and review of members of our compliance department, including a review of reports and summaries related to compliance matters;
•	monitoring any significant internal and external investigations;
•	monitoring our actions in response to applicable legislative, regulatory and legal developments;
•	determining the appropriate mechanisms for employees to seek guidance to report compliance concerns; and
•	overseeing our compliance risk assessment activities and efforts to promote an ethical culture.

The compliance committee consists of Dr. Carter and Mr. Rodriguez, with Dr. Carter serving as the chair of the compliance committee.

Executive Compensation

A description of the compensation of the named executive officers of CMG and of IMC before the consummation of the Business Combination is set forth in the Proxy Statement in the sections titled “Executive Compensation – CareMax Executive Compensation” beginning on page 254 thereof and “Executive Compensation – IMC Executive Compensation” beginning on page 256 thereof, respectively, which are incorporated herein by reference.

As previously disclosed, at DFHT’s special meeting of stockholders held on June 4, 2021, DFHT’s stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy Statement in section titled “Proposal No. 4 – Approval of The Incentive Plan Proposal” beginning on page 153 thereof, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

A description of the compensation of the managers or directors of CMG before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation – CareMax Executive Compensation – Compensation of Directors” on page 256 thereof. A description of the compensation of the directors of IMC before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation – IMC Executive Compensation – Compensation of Directors” on page 259 thereof.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of CMG, IMC and DFHT are described in the Proxy Statement in the section titled “Certain Relationships and Related Transactions” beginning on page 264 thereof, which is incorporated herein by reference. Reference is further made to the notes to the unaudited condensed combined financial statements of CMG and affiliates and the notes to the unaudited condensed combined financial statements of IMC, in each case, as of and for the three months ended March 31, 2021, which are filed as Exhibits as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the sections titled “Business of CareMax – Legal Proceedings” on page 196 thereof, “Business of IMC – Legal Proceedings” on page 229 thereof and “Other Information Related to DFHT – Legal Proceedings” on page 169 thereof, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As of the Closing Date, there were approximately 79 holders of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record, and 0 holders of record of the Class B Common Stock, which automatically converted into Class A Common Stock on a one-for-one basis immediately following the Closing.

The Class A Common Stock and warrants began trading on Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively, on June 9, 2021. In connection with the Closing, each of the DFHT’s publicly traded units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

The Company has not paid any cash dividends on the Class A Common Stock to date and does not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Company’s Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with the Credit Agreement.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” beginning on page 268 thereof, which is incorporated herein by reference.

Immediately following the Closing, there were 80,247,842 shares of the Class A Common Stock issued and outstanding, held of record by approximately 79 holders, and 5,791,667 warrants to purchase shares of Class A Common Stock outstanding held of record by two holders, in each case excluding beneficial owners holding shares through nominee holders of record.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Indemnification Agreements,” which is incorporated herein by reference. Reference is further made to the disclosure set forth in the Proxy Statement in the section titled “Management of the Company Following The Business Combination – Limitation on Liability and Indemnification Matters” on page 253, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Credit Agreement”, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Transaction Consideration

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Deerfield PIPE Investments

In connection with the Business Combination, Deerfield Partners and the Sponsor purchased an aggregate of 10,000,000 shares of Class A Common Stock (the “Deerfield PIPE Investments”), consisting of 9,600,000 shares of Class A Common Stock purchased by Deerfield Partners and 400,000 shares of Class A Common Stock purchased by the Sponsor, for a purchase price of $10.00 per share and an aggregate purchase price of $100,000,000, pursuant to certain subscription agreements, each dated December 18, 2020, with each of Deerfield Partners and the Sponsor, the form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Third-Party PIPE Investments

In connection with the Business Combination, certain investors purchased an aggregate of 31,000,000 shares of Class A Common Stock (the “Third-Party PIPE Investments,” and together with the Deerfield PIPE Investments, the “PIPE Investments”), for a purchase price of $10.00 per share, for an aggregate purchase price of $310,000,000, pursuant to certain subscription agreements, each dated December 18, 2020, the form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Each of the foregoing issuances of Class A Common Stock in connection with Business Combination were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders

At Closing, the Company acquired 100% of the equity interests in CMG and IMC, as a result of which CMG and IMC became wholly-owned subsidiaries of the Company, the Company changed its name to “CareMax, Inc.”, and the Company adopted the third amended and restated certificate of incorporation, dated June 8, 2021 (the “Amended and Restated Charter”), and the amended and restated bylaws (the “Amended and Restated Bylaws”), each as further described below.

The Class A Common Stock and public warrants are listed for trading on the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively. Upon consummation of the Business Combination, the CUSIP numbers relating to the Class A Common Stock and warrants changed to 14171W103 and 14171W111, respectively.

Amended and Restated Articles of Incorporation

On the Closing Date, DFHT’s second amended and restated certificate of incorporation, dated July 16, 2020, was replaced by the Amended and Restated Charter, to, among other things:

•       increase the total number of authorized shares of all classes of capital stock, par value of $0.0001 per share, from (a) 111,000,000 shares, consisting of (i) 110,000,000 shares of common stock, including 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (ii) 1,000,000 shares of preferred stock, to (b) 261,000,000 shares, consisting of (i) 260,000,000 shares of common stock, including 250,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (ii) 1,000,000 shares of preferred stock;

•       provide that no holder of shares of common stock will be entitled to preemptive, subscription, conversion or redemption rights;

•       provide that any director may resign at any time upon written notice to the Company;

•       provide that, to the fullest extent permitted by the General Corporate Law of Delaware as it now exists or may be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader exculpation than permitted prior thereto), no director will be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty as a director; and

•       provide for certain additional amendments, including, among other things, the following:

•             changing the post-Business Combination Company’s corporate name from “Deerfield Healthcare Technology Acquisitions Corp.” to “CareMax, Inc.;” and

•             eliminating references to effecting “a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination” from the purposes, powers and privileges provisions.

This summary is qualified in its entirety by reference to the text of Amended and Restated Charter, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On the Closing Date, DFHT’s bylaws were amended and restated to account for the structure of the Board following the Business Combination and to conform to the Amended and Restated Charter. This summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant

Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1 – Approval of the Business Combination Proposal” beginning on page 122 thereof, which is incorporated herein by reference. Further reference is made to the information set forth above under “Introductory Note,” Items 1.01 and 2.01 to this Current Report on Form 8-K, including under the caption “Form 10 Information,” which are incorporated herein by reference.

Immediately after giving effect to the Closing, there were 80,247,842 shares of Class A Common Stock outstanding. Pursuant to the Business Combination Agreement, an aggregate of 10,796,069 shares of Class A Common Stock were issued to the CMG Sellers at the Closing, which was comprised of 5,440,108 shares of Class A Common Stock issued to O.M., 2,459,958 shares of Class A Common Stock issued to C.D.G., 1,156,311 shares of Class A Common Stock issued to Mouquin Trotter, Inc.,1,145,186 shares of Class A Common Stock issued to Joseph N. De Vera, Inc. and 594,506 shares of Class A Common Stock issued to NKP Caremax, LLC, and 10,412,023 shares of Class A Common Stock were issued to IMC Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Closing, and in accordance with the terms of the Business Combination Agreement, (i) each executive officer of DFHT ceased serving in such capacities, (ii) Steven Hochberg, Dr. Peter J. Fitzgerald and Dr. Linda Grais ceased serving on the Company’s board of directors, (iii) Carlos A. de Solo, Randy Simpson, Dr. Jennifer Carter and Jose R. Rodriguez were appointed as directors of the Company and (iv) Richard Barasch was appointed the Executive Chair of the Board.

Following the Closing, the non-employee directors of the Company are entitled to the following compensation for their service on the Board: (i) an annual cash retainer of $70,000, paid quarterly; (ii) an equity retainer of restricted stock with a grant date fair value equal to $135,000, granted annually upon election; (iii) an annual retainer of $30,000 for the chair of the audit committee, payable quarterly in cash or, if elected by such director upon annual election to the Board or in advance thereof, in restricted stock on the same terms as such director’s annual equity retainer; and (iv) an annual retainer of $20,000 for chair of each other committee of the Board, payable quarterly in cash or, if elected by such director upon annual election to the Board or in advance thereof, in restricted stock on the same terms as such director’s annual equity retainer. Each grant of restricted stock described above will vest in full on the first anniversary of the grant date subject to continued service on the Board. Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Indemnification Agreements,” which is incorporated herein by reference.

Additionally, effective upon the Closing, Carlos A. de Solo was appointed as President and Chief Executive Officer, Kevin Wirges was appointed as Executive Vice President, Treasurer and Chief Financial Officer, Alberto R. de Solo was appointed as Executive Vice President and Chief Operating Officer, William C. Lamoreaux was appointed as Executive Vice President, Benjamin Quirk was appointed as Senior Vice President and Chief Strategy Officer and Joseph N. De Vera was appointed as Senior Vice President, General Counsel and Secretary.

As previously disclosed, at DFHT’s special meeting of stockholders on June 4, 2021, DFHT’s stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy Statement in section titled “Proposal No. 4 – Approval of The Incentive Plan Proposal” beginning on page 153 thereof, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Reference is made to the disclosure described in the Proxy Statement in the section titled “Management of the Company Following the Business Combination” beginning on page 248 thereof and to Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Reference is made to the disclosure set forth in Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective as of the Closing, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company, which is available on the Company’s website at www.caremax.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a business combination set forth in the second amended and restated certificate of incorporation of DFHT, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section titled “Proposal No. 1 – Approval of the Business Combination Proposal” beginning on page 122, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

In connection with the Closing, the Company provided the following business update regarding the pro forma combined business of CMG, IMC and DFHT (the “Pro Forma Business”).

Pro Forma Results of Operations for the Quarter Ended March 31, 2021

For the quarter ended March 31, 2021, net revenue for Pro Forma Business was approximately $88.4 million and net income of the Pro Forma Business was approximately $5.8 million. Adjusted EBITDA for the Pro-Forma Business, as defined and reconciled below, for the quarter ended March 31, 2021 was approximately $7.7 million.

Outlook for Fiscal Year 2021

The Company is providing the following outlook for the balance of fiscal year 2021.  The Company currently expects pro-forma net revenue for fiscal year 2021 to be between $490 million and $525 million and Adjusted EBITDA for fiscal year 2021 to be between $62 million and $70 million, including acquisitions that the Company reasonably expects to be consummated.

Acquisitions

The Company has recently signed definitive agreements for four acquisitions, which it believes will be accretive, covering approximately 3,600 full and partial risk Medicare lives.  Two of these acquisitions recently closed and the remaining two acquisitions are subject to customary closing conditions and are expected to close during the second quarter of this year.

In addition, the Company believes its pipeline for acquisitions remains robust, including signed letters of intent, which gives the Company confidence that it will add substantial additional Medicare lives through acquisitions by the end of 2021.

Medical Centers

Immediately following the Closing, the Pro Forma Business owned and operated 26 multi-specialty medical centers throughout South Florida.

If substantially all currently expected acquisitions are completed, the Company expects that it will own and operate between 40 and 45 medical centers as of December 31, 2021, based on both expected de novo growth and currently expected acquisitions through December 31, 2021.

Members

As of March 31, 2021, the Pro Forma Business had approximately 54,500 members, including approximately 16,500 Medicare members.

The Company currently expects that total members as of December 31, 2021 will be between 68,000 and 72,000, including approximately 30,000-34,000 Medicare members, in each case based on both expected de novo growth and currently expected acquisitions through December 31, 2021.

Future Growth

The integration of CMG and IMC is underway following the Closing and is currently proceeding smoothly. The Company continues to work with its payor and other partners to plan the opening of multiple de novo centers in fiscal year 2022 and beyond. The Company currently plans to provide an update on this activity in connection with its earnings report for the quarter ending June 30, 2021 in August 2021.

Non-GAAP Financial Measures

This business update includes certain non-GAAP financial measures that are unaudited and do not conform to United States generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA. The Company defines EBITDA as net income or net loss before interest expense, income tax expense or benefit, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA adjusted for the items listed below:

•	Non-recurring expenses, such as legal, consulting, and actuarial costs associated with the Business Combination and legacy board fees;

•	Expenses related to acquisitions, including transaction costs and certain development payroll costs;

•	Costs associated with the change in fair value of warrant liabilities;

•	Bad debt expense;

•	Pro forma adjustments relating to synergies;

•	Losses associated with de novo clinics, which are incurred in the first twelve months post opening; and

•	Costs associated with issuance and repayment debt.

For fiscal year 2021, the Company includes the annualized impact of the following items in Adjusted EBITDA:

•	Anticipated run-rate of synergies expected to be achieved during the fiscal year; and

•	Anticipated run-rate of revenues and expenses of closed and certain expected tuck-in and scaled acquisitions.

Accordingly, such information may not be included in, may be adjusted in, or may be presented differently in, any information filed or to be filed by the Company with the SEC. A reconciliation of Adjusted EBITDA for the quarter ended March 31, 2021 to net income for the quarter ended March 31, 2021, the most comparable GAAP measure, appears below.

The non-GAAP financial measure of Adjusted EBITDA for fiscal year 2021 is provided in this business update only on a non-GAAP basis because a reconciliation to the most comparable GAAP financial measure, net income, is not available without unreasonable effort. The Company believes that such item and, accordingly, the other items of the reconciliation, would require an unreasonable effort to predict with reasonable certainty the amount or timing of non-GAAP adjustments used to calculate these non-GAAP financial measures. The Company believes that any such forecast would result in a broad range of projected values that would not be meaningful to investors.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the financial measures of the Company with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the financial statements of the Company. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the audited combined financial statements of CareMax and IMC for fiscal year 2020 included in the Proxy Statement on pages F-31 through F-128, the unaudited condensed combined financial statements of CareMax and IMC of and for the quarter ended March 31, 2021, which are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K, and the unaudited pro forma condensed combined financial statements of DFHT for the quarter ended March 31, 2021, which are filed as Exhibit 99.5 to this Current Report on Form 8-K, and not rely on any single financial measure to evaluate the business of the Company.

DFHT Pro Forma Statement of Operations - GAAP to Adjusted EBITDA Reconciliation

Three-Months Ended
(in thousands)	March 31, 2021
Net Income (Loss)	$5,789
Definitional Items
Income Tax Expense	1,881
Interest Expense	1,302
Depreciation & Amortization	3,261
Change in fair value of warrant liabilities	(10,894)
Other Expenses	212
Total Definitional Items	(4,238)
EBITDA	$1,551
Non-Recurring Expenses	$3,221
Acquisitions Costs	1,168
Pro Forma Adjustments	923
Bad Debt Expense	676
De Novo Costs	184
Discontinued Operations	(1)
Total Management Adjustments	$6,170
Adjusted EBITDA	$7,721

Item 9.01	Financial Statements and Exhibits

(a)       Financial statements of businesses acquired.

Reference is made to the financial statements included in the Proxy Statement on pages F-31 through F-128, which are incorporated herein by reference. Reference is further made to the unaudited condensed combined financial statements of CMG and affiliates and the unaudited condensed combined financial statements of IMC, in each case, as of and for the three months ended March 31, 2021, and the related notes thereto, are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b)       Pro forma financial information.

Reference is made to the unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2020 included in the Proxy Statement beginning on page 93, which is incorporated herein by reference. Reference is further made to the unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2021, which is filed as Exhibit 99.5 and is incorporated herein by reference.

(d)       Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of December 18, 2020, by and among DFHT, the Sellers, the Companies and Deerfield Partners (Incorporated by reference to the corresponding exhibit to the Company’s Current Report on Form 8-K/A (File No. 001-39391), filed with the SEC on December 21, 2020).

3.1	Third Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Company with the SEC on June 9, 2021).

3.2	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Company with the SEC on June 9, 2021).

4.1	Specimen Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Company with the SEC on June 9, 2021).

4.2	Specimen Warrant Certificate. (Incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Company with the SEC on June 9, 2021).

4.3	Warrant Agreement, dated as of July 16, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Exhibit 4.1 the Company’s Current Report on Form 8-K (File No. 001-39391), filed with the SEC on July 21, 2020).

10.1	Amended and Restated Registration Rights Agreement, dated as of December 18, 2020, by and among DFHT, the Sellers, DFHTA Sponsor LLC, Deerfield Partners and the other parties thereto (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A (File No. 001-39391), filed with the SEC on December 21, 2020).

10.2	Lock-Up Agreement, dated as of December 18, 2020, by and among DFHT, DFHTA Sponsor LLC, Deerfield Partners, certain other shareholders of DFHT and the Sellers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (File No. 001-39391), filed with the SEC on December 21, 2020).

10.3†	Escrow Agreement, dated as of June 8, 2021, by and among the Company, DFHTA Sponsor LLC, O.M. Investment Group, Inc. and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 10.3 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Company with the SEC on June 9, 2021).

10.4†	Escrow Agreement, dated as of June 8, 2021, by and among the Company, DFHTA Sponsor LLC, IMC Holdings, LP and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001- 39391) filed by the Company with the SEC on June 9, 2021).

10.5	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A (File No. 001-39391), filed with the SEC on December 21, 2020).

10.6	Form of Deerfield Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K/A (File No. 001-39391), filed with the SEC on December 21, 2020).

10.7*†	Credit Agreement, dated as of June 8, 2021, by and among the Company, Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and Issuing Bank, RBC Capital Markets, LLC and Truist Securities, Inc., as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, and certain other banks and financial institutions serving as lenders.

10.8*	Form of Indemnification Agreement.

10.9*	CareMax, Inc. 2021 Long-Term Incentive Plan.

10.10*†	MSO Risk Agreement, dated as of July 1, 2009, by and among Healthsun Health Plans, Inc. and Managed Healthcare Partners, LLC.

10.11*†+	First Amendment to MSO Risk Agreement, dated as of December 17, 2015, by and among Healthsun Health Plans, Inc. and Managed Healthcare Partners, LLC.

21.1*	List of Subsidiaries.

99.1*	Management's Discussion and Analysis of Financial Condition and Results of Operations of CareMax Medical Group, L.L.C. as of and for the three months ended March 31, 2021.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of IMC Medical Group Holdings, LLC as of and for the three months ended March 31, 2021.

99.3*	Unaudited condensed combined financial statements of CareMax Medical Group, L.L.C. and Affiliates as of and for the three months ended March 31, 2021.

99.4*	Unaudited condensed combined financial statements of IMC Medical Group Holdings, LLC and Subsidiaries as of and for the three months ended March 31, 2021.

99.5*	Unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

+	Certain portions of this exhibit have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021

Deerfield Healthcare Technology Acquisitions Corp.

By:	/s/ Kevin Wirges
	Name:	Kevin Wirges
	Title:	Executive Vice President, Chief Financial Officer and Treasurer